UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

AEROHIVE NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AEROHIVE NETWORKS, INC.

330 Gibraltar Drive

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Wednesday, May 18, 2016

Dear Stockholder:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Aerohive Networks, Inc. We will hold the meeting on Wednesday, May 18, 2016, at 11:00 a.m. Pacific Time, at 1213 Innsbruck Drive, Sunnyvale, California 94089, to propose the following:

1.	To elect two Class II directors to serve until the 2019 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	To transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

We discuss these items in more detail on the following pages, which we make a part of this Notice.

On or about April 8, 2016, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions to access our proxy statement for our Annual Meeting and our 2015 annual report to our stockholders. This Notice provides instructions to vote online or by telephone and includes instructions to receive a paper copy of proxy materials by mail. You can access this proxy statement and our 2015 annual report directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

If you owned our common stock at the close of business on Monday, March 28, 2016, you are entitled to notice of and to vote at the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting, please cast your vote as promptly as possible via the Internet, as instructed in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly and saves us significant postage and processing costs. If you prefer to submit your vote by mail or by telephone you may request instead a printed set of the proxy materials.

By order of the Board of Directors,

Steve Debenham Vice President, General Counsel & Secretary

Sunnyvale, California

April 1, 2016

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Notice of Internet Availability of Proxy Materials	1
Electronic Access to Proxy Materials	1
Costs of Solicitation	1
Record Date and Shares Outstanding	2
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	3
Why am I receiving these proxy materials?	3
What is the Notice of Internet Availability?	3
What proposals will be voted on at the Annual Meeting?	3
What is Aerohive’s voting recommendation?	3
What happens if additional proposals are presented at the Annual Meeting?	3
Who can vote at the Annual Meeting?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How many votes does Aerohive need to hold the Annual Meeting?	4
What is the voting requirement to approve each of the proposals?	4
Who counts the votes?	5
What happens if I do not cast a vote?	5
How can I vote my shares in person at the Annual Meeting?	5
How can I vote my shares in advance, without attending the Annual Meeting?	5
How can I change or revoke my vote?	6
Where can I find the voting results of the Annual Meeting?	6
Who are the proxies and what do they do?	6
What should I do if I receive more than one Notice or set of proxy materials?	7
How may I obtain a separate Notice or a separate set of proxy materials?	7
Is my vote confidential?	7
What is the deadline to propose actions for consideration at the 2017 annual meeting of stockholders or to nominate individuals to serve as directors at that annual meeting?	7
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Nominees for Director	10
Continuing Directors	11
Director Independence	12
Board Leadership Structure	13
Risk Management	13
Board Meetings and Committees	14
Compensation Committee Interlocks and Insider Participation	16
Considerations in Evaluating Director Nominees	16
Stockholder Recommendations for Nominations to the Board of Directors	17
Communications with the Board of Directors	17
Delivery of Stockholder Recommendations or Communications	17
Corporate Governance Guidelines and Code of Business Conduct and Ethics	17
Director Compensation	18
PROPOSAL NO. 1 ELECTION OF DIRECTORS	22
Nominees	22
Vote Required	22
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
Fees Paid to the Independent Registered Public Accounting Firm	23

i

(cont’d)

ii

AEROHIVE NETWORKS, INC.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Wednesday, May 18, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors (the “Board”) is soliciting proxies for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) to be held at our executive offices at 1213 Innsbruck Drive, Sunnyvale, California 94089 on Wednesday May 18, 2016, at 11:00 a.m., Pacific Time. Our telephone number at this address is 408-510-6100. This proxy statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Beginning on April 8, 2016, we sent copies of this proxy statement or made them available to persons who were stockholders at the close of business on March 28, 2016, the record date for the 2016 Annual Meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and beneficial owners of our stock as of the record date. All stockholders will have the option to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. We have included in this Notice instructions how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Notice will provide you with instructions how to:

•	view on the Internet our proxy materials for our 2016 Annual Meeting;

•	instruct us to send our future proxy materials to you electronically by e-mail; or

•	instruct us to send these proxy materials to you by mail, as well as on an ongoing basis.

Electronic Access to Proxy Materials

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and, by avoiding such printing and mailing, will reduce the environmental impact of our 2016 Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail in connection with the 2017 annual meeting of stockholders next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it by following the instructions contained in the proxy materials.

Costs of Solicitation

We will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses to forward solicitation materials to such beneficial owners, including fees associated with:

•	forwarding the Notice to beneficial owners;

•	forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	obtaining beneficial owners’ voting instructions.

Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

The record date for the 2016 Annual Meeting is March 28, 2016. Only stockholders of record at the close of business on March 28, 2016, are entitled to attend and vote at the 2016 Annual Meeting. On the record date, 49,422,162 shares of our common stock were outstanding and held of record.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the 2016 Annual Meeting or this proxy statement.

Q:    Why am I receiving these proxy materials?

A:    Our Board of Directors is providing these proxy materials to you in connection with our 2016 Annual Meeting on May 18, 2016. We invite stockholders to attend the 2016 Annual Meeting and to vote on the proposals described in this proxy statement.

Q:    What is the Notice of Internet Availability?

A:    In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the 2016 Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you how to access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive, instead, a printed copy of the proxy materials, please follow the instructions included in the Notice to request such materials.

We mailed the Notice on or about April 8, 2016, to all stockholders entitled to vote at the 2016 Annual Meeting. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Q:    What proposals will be voted on at the 2016 Annual Meeting?

A:    There are two proposals scheduled to be voted on at the 2016 Annual Meeting:

•	to elect the two Class II nominees for director set forth in this proxy statement; and

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Q:    What is Aerohive’s voting recommendation?

A:    Our Board of Directors unanimously recommends that you vote your shares “FOR” election of the two Class II nominees to our Board of Directors, and “FOR” the proposed ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:    What happens if additional proposals are presented at the 2016 Annual Meeting?

A:    Other than the two proposals described in this proxy statement, we do not expect additional matters to be presented for a vote at the 2016 Annual Meeting. However, when you sign and return the proxy card you are granting, as stockholder of record, a proxy to the named proxy holders, John Ritchie and Steve Debenham. The named proxy holders will have the discretion to vote your shares on the above proposals as well as any additional matters properly presented for a vote at the 2016 Annual Meeting. If, for any unforeseen reason, any of our Class II nominees is not available as a candidate for director, the named proxy holders will vote your proxy for such other candidate or candidates as our Board of Directors may nominate.

Q:    Who can vote at the 2016 Annual Meeting?

A:    Our Board of Directors has set March 28, 2016 as the record date for the 2016 Annual Meeting. All stockholders who owned our common stock at the close of business on March 28, 2016 may attend and vote at the 2016 Annual Meeting. For each share of common stock held as of the record date the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. On March 28, 2016, 49,422,162 shares of our common stock were outstanding. Shares held as of the record date include shares that you may hold directly in your name as the stockholder of record and those shares held by a broker, bank or other nominee for you as a beneficial owner.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2016 Annual Meeting.

Beneficial Owners — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the Notice to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the 2016 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the 2016 Annual Meeting unless you request and receive in advance of the 2016 Annual Meeting a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the 2016 Annual Meeting.

Q:    How many votes does Aerohive need to hold the 2016 Annual Meeting?

A:    24,711,082 shares, which is a majority of our outstanding shares as of the record date, must be present in person or represented at the Annual Meeting by proxy in order for us to hold the meeting and to conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction form, or voted via the Internet or by telephone.

Q:    What is the voting requirement to approve each of the proposals?

A:    Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote either “FOR” or “WITHHOLD” on each of the two Class II nominees for election as director.

Proposal Two — We require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q:    Who counts the votes?

A:    Votes cast by proxy or in person at the 2016 Annual Meeting will be tabulated and certified by the inspector of elections who will also determine whether a quorum is present. A representative of ours will serve as the inspector of elections.

Q:    What happens if I do not cast a vote?

A:    Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the 2016 Annual Meeting. However, if you submit a signed proxy card with no further instructions, our Board of Directors will recommend how the shares represented by that proxy card will be voted.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), because if you do not indicate how you want your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. However, your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Two).

Q:    How can I vote my shares in person at the 2016 Annual Meeting?

A:    You may vote in person at the 2016 Annual Meeting shares which you hold as of the record date directly in your name as the stockholder of record. If you choose to vote in person, please bring your proxy card or proof of identification to the 2016 Annual Meeting. Even if you plan to attend the 2016 Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the 2016 Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the 2016 Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the 2016 Annual Meeting.

Q:    How can I vote my shares in advance, without attending the 2016 Annual Meeting?

A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2016 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on May 17, 2016, by following the “Vote by Internet” instructions on the Notice or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge’s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Your proxy card or voting instruction form you complete and return will provide your voting instructions to your bank or brokerage firm participating in Broadridge’s program.

Telephone — If you request a printed set of the proxy materials, you will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on May 17, 2016 by following the telephone voting instructions on your proxy cards.

Mail — If you request a printed set of the proxy materials, you may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided. Your vote must be received by 11:59 p.m., Eastern Time, on May 17, 2016.

Q:    How can I change or revoke my vote?

A:    Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2016 Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the 2016 Annual Meeting, a written notice of revocation or a duly executed new proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the 2016 Annual Meeting and voting in person (although attendance at the 2016 Annual Meeting will not, by itself, revoke a proxy). Our Corporate Secretary must receive your written notice of revocation or new proxy card prior to the taking of the vote at the 2016 Annual Meeting. Such written notice of revocation or new proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be timely delivered to our principal executive offices at 330 Gibraltar Drive, Sunnyvale, California 94089, Attention: Corporate Secretary.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee no later than 11:59 p.m., Eastern Time, on May 17, 2016, or (2) if you have obtained from the broker, bank or other nominee who holds your shares a legal proxy giving you the right to vote the shares, by attending the 2016 Annual Meeting and voting in person.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May  17, 2016.

Q:    Where can I find the voting results of the 2016 Annual Meeting?

A:    We will announce the preliminary voting results at the 2016 Annual Meeting. We will report the final results in a current report on Form 8-K filed within four business days after the date of the 2016 Annual Meeting.

Q:    Who are the proxies and what do they do?

A:    Our Board of Directors designated the two persons named as proxies on the proxy card, John Ritchie and Steve Debenham. Where you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cast their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board of Directors in favor of the nominated directors and for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. If a matter not described in this proxy statement is properly presented at the 2016 Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the 2016 Annual Meeting is adjourned, the named proxy holders can vote the shares on the new 2016 Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q:    What should I do if I receive more than one Notice or set of proxy materials?

A:    If you receive more than one Notice or set of proxy materials it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice or voting instruction form you receive to ensure that all of your shares are voted.

Q:    How may I obtain a separate Notice or a separate set of proxy materials?

A:    When more than one stockholder shares the same address each stockholder may not individually receive a separate Notice or a separate copy of the proxy materials. Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request to receive a separate Notice or a separate copy of the proxy materials by contacting our Corporate Secretary (i) by mail at 330 Gibraltar Drive, Sunnyvale, California 94089, (ii) by calling us at 408-510-6100, or (iii) by sending an email to corporatesecretary@aerohive.com. Alternatively, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials may request to receive a single copy by following the instructions above.

Q:    Is my vote confidential?

A:    We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. We will not disclose your vote either within Aerohive or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. However, we will forward to our management written comments which stockholders may provide on their proxy cards.

Q:    What is the deadline to propose actions for consideration at the 2017 annual meeting of Stockholders or to nominate individuals to serve as directors at that annual meeting?

A:    Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting in 2017 or nominate persons for election to our Board of Directors at that meeting (See “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendation and Nomination of Director Candidates”).

Stockholder Proposals:

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 9, 2016. If the date of the 2017 annual meeting is moved more than 30 days before or after the first anniversary date of the 2016 Annual Meeting, the deadline for inclusion of proposals in our proxy statement for the 2016 Annual Meeting is instead a reasonable time before we begin to print and mail our proxy materials for the 2016 Annual Meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. When a stockholder does not seek to include a proposal in our 2017 proxy statement pursuant to Rule 14a-8, the stockholder may timely deliver the proposal to us for the 2017 annual meeting consistent with the requirements of our Bylaws. To be timely under our Bylaws, such stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with our previous year’s annual meeting of stockholders. For the 2017 annual meeting, the notice must be received no earlier than January 23, 2017 and no later than February 22, 2017. However, if the date of the 2017 annual meeting is moved more than 30 days before or more than 60 days after the one-year anniversary date of this year’s 2016 Annual Meeting, then for notice to be timely under our Bylaws the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the

2017 annual meeting or the 10th day following the day on which we first publicly announces the date of the 2017 annual meeting. To be in proper form, a stockholder’s notice to us must set forth the information required by our Bylaws.

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4 of our Bylaws.

As described in our Bylaws, the stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the “Bylaw Deadline,” the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2017 annual meeting.

Recommendation and Nomination of Director Candidates:

The Nominating and Corporate Governance Committee will consider recommendations and nominations from Qualifying Stockholders for candidates to our Board of Directors. A “Qualifying Stockholder” is a stockholder that has owned for at least the one-year period prior to the date of the submission of the recommendation at least one percent of our company’s total common stock outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must timely deliver the recommendation us in writing, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to our Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(a)(ii) of our Bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our Bylaws.

SEC rules also establish a different deadline for submission of stockholder proposals with respect to matters subject to discretionary voting (the “Discretionary Vote Deadline”). The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year’s 2016 Annual Meeting. In addition, assuming a mailing date of April 8, 2016 for this proxy statement, the proxy holders at next year’s annual meeting will have similar discretionary authority to vote on any matter that is properly submitted to us after February 22, 2017. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2017 annual meeting.

Because the Bylaw Deadline is possibly not capable of being determined until we publicly announce the date of our 2017 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal that we receive after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2017 annual meeting. However, we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Aerohive Networks, Inc., Attention: Corporate Secretary, 330 Gibraltar Drive, Sunnyvale, CA 94089. We advise stockholders interested in submitting such a proposal to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2017 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of our relevant Bylaws regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our Bylaws is available on our corporate website at www.aerohive.com in the Corporate Governance section of the Investor Relations page.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors directs the management of our business affairs, and its directors are divided into three classes with staggered three-year terms. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. One of our directors, Mr. Kolluri, is not standing for re-election at the 2016 Annual Meeting, but will continue to serve as a member of our Board of Directors until his current term expires on the date of the 2016 Annual Meeting. We and our Board of Directors acknowledge with gratitude Mr. Kolluri’s years of service as a director and a colleague and the invaluable support and contributions he has provided to us.

As discussed below, of the current nine members of our Board, seven are independent within the meaning of the listing rules of the New York Stock Exchange, or NYSE, and SEC independent director requirements. As of the 2016 Annual Meeting, we are reducing the number of authorized members of our Board to eight, and of these eight members six will be similarly independent.

The following table sets forth the names and ages as of March 28, 2016, and certain other information for each of the directors with terms expiring at the 2016 Annual Meeting (who are also nominees for election as a director at the 2016 Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the 2016 Annual Meeting/Nominees
Krishna ‘Kittu’ Kolluri(1)(2)(4)	II	52	Director	2011	2016	—
Frank J. Marshall(4)	II	69	Director and Lead Non-Management Director	2011	2016	2019
Conway ‘Todd’ Rulon-Miller(3)	II	65	Director	2009	2016	2019

Continuing Directors
David K. Flynn	III	52	Director and Chair of Board, Chief Executive Officer and President	2006	2017	—
John Gordon Payne(2)	III	53	Director	2014	2017	—
Christopher J. Schaepe(3)(4)	III	52	Director	2006	2017	—

Remo Canessa(2)	I	58	Director	2013	2018	—
Curt Garner(3)	I	46	Director	2015	2018	—
Changming Liu	I	48	Director and Chief Technology Officer	2006	2018	—

(1)	Mr. Kolluri will not be standing for election as a director. He ceased service on our audit committee, effective March 31, 2016.
(2)	Member of our audit committee. Mr. Garner joined our audit committee effective April 1, 2016, replacing Mr. Kolluri.
(3)	Member of our compensation committee. Mr. Garner ceased services on our compensation committee, effective April 1, 2016.
(4)	Member of our nominating and corporate governance committee.

Nominees for Director

Frank Marshall has served as a member of our Board since March 2011, and serves as chair of our nominating and corporate governance committee. Mr. Marshall is also our lead independent director. Mr. Marshall has been a General Partner of Big Basin Partners since October 2000 and also serves as a director and advisor for several privately held companies. He currently serves as a director of MobileIron, Inc., a developer and provider of security and management software and hardware solutions for mobile apps, content and devices, and previously served as a director at PMC-Sierra, Inc., a semiconductor company, Juniper Networks and NetScreen Technologies. Mr. Marshall holds a B.S. in Electrical Engineering from Carnegie Mellon University and an M.S. in Electrical Engineering from the University of California, Irvine.

We believe Mr. Marshall possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in Internet infrastructure, semiconductor solutions and communications services and as a board member of companies in the technology industry, including his services to MobileIron, PMC-Sierra, Juniper Networks and NetScreen Technologies.

Conway ‘Todd’ Rulon-Miller has served as a member of our Board since May 2009 and serves on our compensation committee. Mr. Rulon-Miller has been a partner since January 1998 of Apogee Venture Group, an early stage venture investment and consulting firm he founded. He holds a B.A. in History from Princeton University.

We believe Mr. Rulon-Miller possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and as a board member of companies in the technology industry, including his service to Apogee Venture Group.

Continuing Directors

Remo Canessa has served as a member of our Board since September 2013 and serves as chair of our audit committee. Mr. Canessa has been the Chief Financial Officer of Infoblox, Inc., an automated network control company, a position he held from October 2004 through January 2016, and continued as an executive advisor to the company through April 2016. Mr. Canessa previously served as Chief Financial Officer of NetScreen Technologies, from July 2001 until its acquisition by Juniper Networks in April 2004. He holds a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from Santa Clara University.

We believe Mr. Canessa possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and the operational insight and expertise he accumulated serving as the Chief Financial Officer for large technology companies, including his services to NetScreen Technologies and Infoblox.

David K. Flynn has served as a member of our Board since July 2006 and as its Chair since July 2013. Mr. Flynn has served as our Chief Executive Officer since July 2007 and as President since November 2007. He previously served as our Interim Chief Executive Officer from February 2007 to July 2007. Prior to joining us, Mr. Flynn was with Juniper Networks until 2005. He joined Juniper in April 2004 through its acquisition of NetScreen Technologies, where he had served as Vice President of Marketing since June 1999. Mr. Flynn holds a B.A. in Economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

We believe Mr. Flynn possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the data networking industry and the operational insight and expertise he has accumulated as our President and Chief Executive Officer.

Curt Garner served as a member of our Board since June 2015. Beginning April 1, 2016, Mr. Garner serves on our audit committee (and prior to that date served on our compensation committee). Mr. Garner currently serves as Chief Information Officer at Chipotle Mexican Grill. Mr. Garner was previously with Starbucks, Inc., which he joined in January of 1998, holding various technology leadership positions prior to his appointment as EVP and CIO in March 2012. Mr. Garner served as Starbuck’s Executive Vice President and Chief Information Officer until November 2015, overseeing global technology and engineering services for all Starbucks businesses and serving as a member of Starbucks senior leadership team. Prior to joining Starbucks, Mr. Garner held various technology leadership positions with Wendy’s International, Inc. Mr. Garner holds a B.A. in Economics from The Ohio State University.

We believe Mr. Garner possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in information and data technology and the operational insight and expertise he has accumulated as the Chief Information Officer for large technology-dependent companies, including his services at Starbucks and Chipotle.

Changming Liu is one of our co-founders and has served as our Chief Technology Officer since January 2007 and as a member of our Board since March 2006. He previously served as our Chief Executive Officer from March 2006 to February 2007. Prior to joining us, Mr. Liu was a Distinguished Engineer at Juniper Networks, which he joined through its acquisition of NetScreen Technologies in April 2004. Mr. Liu holds a B.Sc. in Computer Science from Tsinghua University and an M.S. in Computer and Electrical Engineering from Queen’s University, Ontario Canada.

We believe Mr. Liu possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience as a key architect and technical manager for over 15 years in the data networking industry and the operational insight and expertise he has accumulated as one of our founders and as our Chief Technology Officer.

John Gordon Payne has served as a member of our Board since March 2014 and serves on our audit committee. Mr. Payne currently serves as the Chief Operating Officer of DocuSign, Inc., an electronic signature and digital transactions management company. He previously was employed with Citrix Systems, Inc., a virtualization, cloud and mobile solutions company, from December 2005 to January 2014, including as Senior Vice President of various divisions. He holds a B.A. in Commercial and Administrative Studies from the University of Western Ontario, Canada, and an M.B.A. from IMD, Lausanne Switzerland.

We believe Mr. Payne possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry, including the operational insight and expertise he has accumulated serving as the Senior Vice President of various divisions for large technology companies.

Christopher J. Schaepe has served as a member of our Board since July 2006 and serves as chair of our compensation committee. Mr. Schaepe is a founding partner of Lightspeed Venture Partners, a venture capital firm. Prior to joining Lightspeed in 2000, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm, which he joined in 1991. Mr. Schaepe holds B.S. and M.S. degrees in Electrical Engineering and Computer Science and from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. He previously served as a member of the board of directors of Riverbed Technology, Inc., an application and network performance company, and of Fusion-io, Inc., a computer hardware and systems software company.

We believe Mr. Schaepe possesses specific attributes that qualify him to serve as a member of our Board, including his extensive experience in the technology industry and as a board member of companies in the technology industry, including his services to Riverbed Technology and Fusion-io.

Director Independence

Our common stock is listed on the NYSE, and trades under the symbol “HIVE.” Under NYSE rules, independent directors must comprise a majority of a listed company’s board of directors and a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors reviewed the independence of each director and considered whether each director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that Remo Canessa, Curt Garner, Krishna ‘Kittu’ Kolluri, Frank J. Marshall, John Gordon Payne, Conway ‘Todd’ Rulon-Miller and Christopher J. Schaepe, representing seven of our nine directors, were each “independent directors” as defined under the NYSE and SEC requirements, rules and regulations.

With respect to Mr. Rulon-Miller, the Board specifically considered our employment of Mr. Rulon-Miller’s son, Michael Rulon-Miller, who has been regularly employed in our sales organization since December 2014 (and previously provided service to us through an internship program). With respect to Mr. Garner, the Board specifically considered our ongoing business relationship with Chipotle Mexican Grill, which is one of our current end-user customers and for whom Mr. Garner began serving in November 2015 as its Chief Information Officer. The Board has concluded that the employment of Mr. Rulon-Miller’s son and business relationship between us and Chipotle Mexican Grill were not during the relevant periods material relationships that would impede the exercise of independent judgment by Messrs. Rulon-Miller or Garner, and their respective abilities to serve on our Board and its compensation committee.

Board Leadership Structure

Mr. Flynn currently serves as both chair of our Board of Directors and as our chief executive officer. Our Board believes that the current Board leadership structure provides effective independent oversight of management while allowing our Board of Directors and management to benefit from Mr. Flynn’s leadership and years of experience as an executive in the data networking industry. Mr. Flynn is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Mr. Flynn possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us.

Independent directors and management sometimes have different perspectives and roles in strategy development. Accordingly, our Board determined that it would be beneficial to have a lead independent director to, among other things, preside over executive sessions of the independent directors to provide the Board with the benefit of having the perspective of entirely independent directors. Our Board has appointed Frank J. Marshall to serve as our lead independent director. As lead independent director, Mr. Marshall presides over periodic meetings of our independent directors, serves as a liaison between our Chair and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.

Risk Management

Our executive officers and senior management are responsible for the day-to-day management of risks that we may face as a company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In this oversight role, the Board is responsible for satisfying itself that the risk management processes which our management designs and implements are adequate and function as designed. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. For example, the audit committee has the responsibility to consider major financial risk exposures and oversee the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which we undertake risk assessment and management. The audit committee also monitors compliance with legal and regulatory requirements and listing requirements, including the work required for internal audit compliance. Our compensation committee assesses and monitors our compensation policies and programs, including specifically our equity programs. Our nominating and corporate governance committee monitors the conduct and effectiveness of our Board and its committees, and adherence to our corporate governance guidelines. Our Board is generally responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company.

Board Meetings and Committees

During 2015, our Board of Directors and its committees held 28 meetings (including regularly scheduled and special meetings), and each current director attended at least 75 percent of the aggregate of (i) the total number of meetings our Board held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our Board on which he served during the periods that he served.

It is the policy of our Board of Directors to regularly have separate meetings for independent directors, without management participating.

We do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders. Nonetheless, we encourage our directors to attend.

Our Board has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Messrs. Canessa, Garner and Payne, each of whom is a non-employee member of our Board, comprise our audit committee. Mr. Canessa is the chair of the audit committee. Mr. Garner joined the committee as of April 1, 2016, replacing Mr. Kolluri. Our Board has determined that Mr. Canessa qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the NYSE financial sophistication requirements. Our Board has determined that Messrs. Canessa, Garner and Payne satisfy (and Mr. Kolluri satisfied) the NYSE and SEC requirements, rules and regulations for independence and financial literacy. We believe that the functioning of our audit committee complies with applicable NYSE and SEC requirements, rules and regulations. The audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;

•	reviewing and approving any proposed related-person transactions;

•	overseeing our internal audit function; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Our audit committee operates under a written charter that satisfies NYSE and SEC requirements, rules and regulations. A copy of the charter of our audit committee is available in the Corporate Governance section of the Investor Relations page of our website at http//ir.aerohive.com. During 2015, our audit committee held seven meetings and acted by written/electronic consent zero times.

Compensation Committee

Messrs. Rulon-Miller and Schaepe, each of whom is a non-employee member of our Board, comprise our compensation committee. Mr. Schaepe is the chair of our compensation committee. Mr. Garner served on the committee prior to April 1, 2016. Our Board has concluded that the composition of our compensation committee meets NYSE and SEC requirements, rules and regulations for independence, as well as under Section 162(m) of the Internal Revenue Code. We believe that the functioning of our compensation committee complies with the NYSE and SEC requirements, rules and regulations. The compensation committee is responsible for, among other things:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries and incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans, and benefits programs; and

•	preparing the compensation committee report that the SEC requires in our annual proxy statement.

Our compensation committee operates under a written charter that satisfies NYSE and SEC requirements, rules and regulations. A copy of the charter of our compensation committee is available in the Corporate Governance section of the Investor Relations page of our website at http//ir.aerohive.com. During 2015, our compensation committee held seven meetings and acted by written/electronic consent three times.

Nominating and Corporate Governance Committee

Messrs. Kolluri, Marshall and Schaepe, each of whom is a non-employee member of our Board, comprise our nominating and corporate governance committee. Mr. Marshall is the chair of our nominating and corporate governance committee, and Mr. Kolluri expects to continue to serves on the committee until his current term as a Class II director expires as of the 2016 Annual Meeting. Our Board has determined that each member of our nominating and corporate governance committee meets the NYSE requirements for independence. The nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization, and governance of our Board and its committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related-person transactions reviewed by the audit committee.

Our nominating and corporate governance committee operates under a written charter that satisfies the NYSE and SEC requirements, rules and regulations. A copy of the charter of our nominating and corporate governance committee is available in the Corporate Governance section of the Investor Relations page of our website at http//ir.aerohive.com. Our nominating and corporate governance committee held two meeting in 2015 and acted by written/electronic consent one time.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving on our compensation committee or our Board. As described under the sections captioned “Related-Person Transactions,” Lightspeed Venture Partners VII, L.P. holds as of the record date more than five percent of our outstanding capital stock. Christopher J. Schaepe is a partner of Lightspeed Venture Partners VII, L.P., and is a member of our Board and chair of our compensation committee.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee will consider candidates whom stockholders recommend to the Committee in the same manner as candidates whom other sources recommend. The Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Committee will consider the following:

•	the size and composition of the Board, the needs of the Board and the respective committees of the Board;

•	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. The Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	other factors that the Committee may consider appropriate.

•	The Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

•	personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills which are complementary to those of the existing Board;

•	skills which are complementary to our business objectives and operating initiatives;

•	the ability to assist and support management and make significant contributions to our success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If the Committee determines that an additional or replacement director is required, the Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Committee, the Board or management.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider both recommendations and nominations from Qualifying Stockholders for candidates to the Board. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must timely deliver the recommendation to us in writing and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our company the nominee holds, a description of any arrangement between the stockholder and the nominee, a written statement from the nominee acknowledging that, if elected, the nominee will owe a fiduciary duty to the company and our stockholders and evidence of the nominating person’s ownership of our common stock.

A stockholder that instead desires to nominate a person directly for election to our Board must meet the deadlines and other requirements set forth in Section 2.4(a)(ii) of our Bylaws and the SEC’s rules and regulations. To be timely, such stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with our previous year’s annual meeting of stockholders. For the 2017 annual meeting, the notice must be received no earlier than January 23, 2017 and no later than February 22, 2017. However, if the date of the 2017 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s 2016 Annual Meeting, then for notice to be timely the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the 2017 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2017 annual meeting. To be in proper form, a stockholder’s notice must set forth the information required by our Bylaws.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors or with an individual member of our Board may do so by writing to the Board of Directors or to the particular member of the Board, and by mailing the correspondence to us, as provided in the Corporate Governance section of the Investor Relations page of our website at http//ir.aerohive.com. Our Corporate Secretary, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, will forward such communications to the appropriate member or members of our Board of Directors or, if none is specified, to the chair of our Board.

Delivery of Stockholder Recommendations or Communications

Stockholder recommendations for nominations to the Board of Directors, or otherwise communications to our Board, should be addressed and timely delivered to: Aerohive Networks, Inc., Attention: Corporate Secretary, 330 Gibraltar Drive, Sunnyvale, CA 94089. We advise stockholders interested in submitting such a proposal to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder recommendation does not guarantee that it will be included in our 2017 proxy statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is posted in the Corporate Governance section of the Investor Relations section page of our website at http//ir.aerohive.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and chief executive and senior financial officers on the same website.

Director Compensation

In conjunction with our IPO in March 2014 (our “IPO”) we implemented a compensation plan for our non-employee directors which provided for fixed cash payments to be made quarterly for service on our Board and its committees. Under the plan, an additional cash payment is available to our non-employee directors who serve as chairs of our Board’s respective committees and to the lead independent director.

The chairs and members of the three standing committees of our Board and our lead independent director are entitled to the following annual cash fees:

Member of the Board	$30,000
Lead Independent Director	$10,000
Chair of Audit Committee	$15,000
Member of Audit Committee (excluding committee chair)	$10,000
Chair of Compensation Committee	$10,000
Member of Compensation Committee (excluding committee chair)	$5,000
Chair of Nominating and Corporate Governance Committee	$7,500
Member of Nominating and Corporate Governance Committee (excluding committee chair)	$5,000

Prior to our IPO, we granted stock options for service on our Board to those non-employee directors who were also not affiliated with our original venture fund investors. Under the compensation plan implemented in conjunction with our IPO, all our non-employee directors (including those affiliated with our original venture fund investors), are eligible to receive upon their appointment as a director an initial equity award in the form of an option to purchase shares of our stock, and thereafter annual restricted stock unit (RSU) awards in conjunction with their continuing service as a director.

We also reimburse our directors for expenses associated with attending meetings of our Board and its committees.

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2015, two directors, Mr. Flynn, our president, chief executive officer and chair of our Board, and Mr. Liu, our CTO, were employees. Mr. Flynn’s compensation is discussed in the section titled “Executive Compensation.” Mr. Liu is compensated in conjunction with his employment, but he does not receive any additional compensation for services provided as a director.

The following table provides information regarding cash payments and equity awards made to certain of our non-employee directors earned during the year ended December 31, 2015:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Options Awards($)(3)	Total ($)
Remo Canessa	45,000	165,162	—	210,162
Feng Deng (4)	18,029	165,162	—	183,191
Curt Garner (5)	18,365	—	239,237	257,602
Krishna “Kittu” Kolluri	41,250	165,162	—	206,412
Frank J. Marshall	47,500	165,162	—	212,662
Conway “Todd” Rulon-Miller	35,000	165,162	—	200,162
John Gordon Payne	37,500	165,162	—	202,662
Christopher Schaepe	43,750	165,162	—	208,912

(1)	The amounts in the “Fees Earned or Paid in Cash” column reflect fees earned by the directors pursuant to the Outside Director Compensation Policy which our Board previously adopted.
(2)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As provided under the Outside Director Compensation Policy, each outside director having served on our Board for at least six (6) months prior automatically received on May 27, 2015, in conjunction with his appointment or re-appointment as a director at the 2015 annual meeting of stockholders, an annual award in the form of restricted stock units (“Annual RSU Award”). The shares subject to the Annual RSU Award vest in lump sum as of the earlier of (a) the one-year anniversary of the Annual RSU Award’s grant date, or (b) the date immediately preceding the 2016 Annual Meeting following such Annual RSU Award’s grant date, subject to continued service through each such vesting date.
(3)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	Mr. Feng resigned from our Board and its compensation committee effective as of June 23, 2015 and did not vest as to any shares under this award.
(5)	Mr. Garner joined our Board and its compensation committee effective as of June 23, 2015. As provided under our Outside Director Compensation Policy, Mr. Garner automatically received in conjunction with commencement of his service as of June 23, 2015 an initial option award. One-fourth of the shares subject to the option shall vest on June 23, 2016 and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such vesting date.

See “Executive Compensation” for information about the compensation of directors who are also our named executive officers.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2015:

	Grant Date	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price Per Share($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares of Units of Stock that have Not Vested ($)(2)
Remo Canessa(3)	09/17/2013	37,642	(3)	29,278	(3)	9.58	09/17/2023	—	—
	05/27/2015	—		—		—	—	23,295	119,037
Curt Garner(4)	06/23/2015	—		64,063		7.48	06/23/2025	—	—
Feng Deng(5)		—		—		—	—	—	—
Krishna “Kittu” Kolluri(6)	05/27/2015	—		—		—	—	23,295	119,037
Frank J. Marshall(7)	05/27/2015	—		—		—	—	23,295	119,037
Conway “Todd” Rulon-Miller(8)	09/19/2012	40,000	(8)	—		6.00	09/19/2022	—	—
	05/27/2015	—		—		—	—	23,295	119,037
John Gordon Payne(9)	03/12/2014	29,277	(9)	37,643	(9)	10.00	03/12/2024	—	—
	05/27/2015	—		—		—	—	23,295	119,037
Christopher Schaepe(10)	05/27/2015	—		—		—	—	23,295	119,037

(1)	The amounts in this column represent the shares of common stock underlying the awards of restricted stock units (an “RSU Award”) granted on May 27, 2015 under the 2014 Plan. All of the shares subject to the awards vest in full on the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date.
(2)	This amount reflects the fair market value of our common stock of $5.11 per share as of December 31, 2015, multiplied by the number shown in the column for the Number of Shares or Units of Stock that have Not Vested.
(3)	As of December 31, 2015, Mr. Canessa held (i) an option to purchase 66,920 shares of our common stock at an exercise price of $9.58 per share, with one-fourth of the shares subject to the option vesting on September 17, 2014, and one forty-eighth of the shares vest monthly thereafter; and (ii) 23,295 shares of our common stock subject to an RSU Award, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date.
(4)	Mr. Garner joined our Board and its compensation committee effective as of June 23, 2015. As provided under Aerohive’s Outside Director Compensation Policy, Mr. Garner automatically received in conjunction with commencement of his service as of June 23, 2015 an initial option award to purchase 64,063 shares of our common stock at an exercise price of $7.48 per share. This option award remains outstanding as of December 31, 2015, with one-fourth of the shares subject to the option vesting on June 23, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(5)	Mr. Deng resigned as a member of our Board of Directors effective as of June 23, 2015 and he had no option or stock awards outstanding as of December 31, 2015.
(6)	As of December 31, 2015, Mr. Kolluri held 23,295 shares of our common stock subject to an RSU Award, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date.
(7)	As of December 31, 2015, Mr. Marshall held 23,295 shares of our common stock subject to an RSU Award, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date.
(8)	As of December 31, 2015, Mr. Rulon-Miller held (i) an option to purchase 40,000 shares of our common stock at an exercise price of $6.00 per share, with the shares subject to the option vesting ratably over 48 months beginning on October 19, 2012, and (ii) 23,295 shares of our common stock subject to an RSU Award, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date. The options listed are subject to an early exercise provision and are immediately exercisable. Early exercised options are subject to our repurchase right at the original exercise price, which right lapses pursuant to the option’s vesting schedule.
(9)	As of December 31, 2015, Mr. Payne held (i) an option to purchase 66,920 shares of our common stock at an exercise price of $10.00 per share, with one-fourth of the shares subject to the option vesting on March 12, 2015 and one forty-eighth of the shares vest monthly thereafter, and (ii) 23,295 shares of our common stock subject to an RSU Award, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date.
(10)	As of December 31, 2015, Mr. Schaepe held 23,295 shares of our common stock subject to an RSU Award, which will vest in lump sum as of the earlier of (a) the one-year anniversary of the grant date or (b) the date immediately preceding the annual meeting following such grant date, in each case subject to continued service through each such date.

Under our Outside Director Compensation Policy, in the event of a change of control (as defined in the respective equity plan), all shares subject to then-unvested equity awards to our directors are automatically deemed vested in full.

Our Equity Compensation Plans

We provide to our employees, including our directors and officers, opportunities to participate in the appreciation of the value of our common stock through two equity plans: our 2014 Equity Incentive Plan, as amended and restated (the “2014 Plan”) and our 2014 Employee Stock Purchase Plan, as amended (the “ESPP”). These plans also assist us in recruiting, retaining and motivating qualified personnel who help us achieve our business goals, including creating long-term value for stockholders.

The 2014 Plan is intended to enable us to attract and retain the best available personnel; to provide additional incentives to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares as the plan administrator (as defined below) may determine. Our ESPP is intended to offer a significant incentive by allowing our employees and employees of our subsidiaries to purchase shares of our common stock through accumulated payroll deductions or other contributions that we may permit.

Our Board of Directors adopted, and our stockholders approved, the 2014 Plan and the ESPP prior to our IPO and the 2014 Plan and the ESPP each became effective in connection with our IPO in March 2014. We previously provided equity incentives under our 2006 Global Share Plan (the “2006 Plan”), which we terminated in conjunction with the adoption of the 2014 Plan.

In 2015, we granted 2,539,035 shares of our common stock in the form of option and RSU Awards under the 2014 Plan which, net of shares returned to the Plan following forfeitures and cancellations, equaled 5.18 percent of the 49,017,293 total shares outstanding as of December 31, 2015. In 2014, we granted 2,612,276 shares, similarly net of forfeitures and cancellations, which equaled 5.68 percent of the 46,028,908 total shares outstanding as of December 31, 2014.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently comprises nine members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At the 2016 Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same three-member class whose term is then expiring. Following the 2016 Annual Meeting, our Board of Directors will comprise eight members and our Class II directors will be reduced to two members.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Our Board will distribute any increase or decrease in the number of directors among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Frank J. Marshall and Conway “Todd” Rulon-Miller as nominees for election at the 2016 Annual Meeting as Class II directors. If elected, each of Messrs. Marshall and Rulon-Miller will serve as Class II directors until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Marshall and Rulon-Miller. We expect that Messrs. Marshall and Rulon-Miller will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the 2016 Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock as of the record date, but you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

To be approved, the election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the 2016 Annual Meeting and entitled to vote thereon. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN

THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2016. Deloitte also served as our independent registered public accounting firm for our fiscal year ended December 31, 2015.

At the 2016 Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2016. Stockholder ratification of the appointment of Deloitte is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the 2016 Annual Meeting, our audit committee will reconsider such appointment. Even if the appointment is ratified our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2016 if our audit committee believes that such a change would be in our company’s best interests and that of our stockholders.

A representative of Deloitte is expected to be present at the 2016 Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2014 and 2015, respectively.

	2014	2015
Audit Fees (1)	$969,000	$1,038,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	115,253	99,888
All Other Fees (4)	356,300	17,000

	$1,440,553	$1,154,888

(1)	“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” in 2014 consisted of fees and expenses billed for professional services rendered by Deloitte in connection with our Form S-1 registration statements related to our IPO in March 2014. “All Other Fees” in 2015 consisted of certain annual subscription expenses for professional publications and fees and expenses in connection with our Form S-8 registration statement filed in March 2015.

Auditor Independence

In 2015, there were no other professional services provided by Deloitte that would have required our audit committee to consider their compatibility with maintaining Deloitte’s independence.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Our audit committee pre-approved all fees paid to Deloitte for our fiscal years ended December 31, 2014 and 2015.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the 2016 Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR

ENDING DECEMBER 31, 2016.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Aerohive Networks, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Deloitte & Touche LLP, or Deloitte, the Company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Remo Canessa (Chair)
Krishna “Kittu” Kolluri*
John Gordon Payne

*	Mr. Kolluri joined in approving the foregoing Audit Committee Report, prior to his stepping down from the Committee effective as of March 31, 2016.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 28, 2016. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
David K. Flynn	52	President, Chief Executive Officer and Chair of the Board
David Greene	50	Senior Vice President, Chief Marketing Officer
Raphael Gernez	53	Senior Vice President, Operations
Efstathios Papaefstathiou	48	Senior Vice President, Engineering
John Ritchie	50	Senior Vice President, Chief Financial Officer
Thomas J. Wilburn	58	Senior Vice President, Worldwide Sales
Steve Debenham	54	Vice President, General Counsel and Secretary

David K. Flynn has served as our Chief Executive Officer since July 2007, as President since November 2007, as a member of our Board since July 2006 and as its chair since July 2013. He previously served as our interim Chief Executive Officer from February 2007 to July 2007. Prior to joining us, Mr. Flynn was with Juniper Networks, Inc., or Juniper Networks, an IP network solutions company, until 2005. He joined Juniper Networks in April 2004 through its acquisition of NetScreen Technologies, Inc., or NetScreen Technologies, where he had served as Vice President of Marketing since June 1999. Mr. Flynn holds a B.A. in Economics from Williams College and an M.B.A. from the Stanford Graduate School of Business.

David Greene has served as our Senior Vice President, Chief Marketing Officer, since September 2013. Prior to joining us, Mr. Greene served as Chief Marketing Officer at Riverbed Technology, Inc., an application and network performance company from March 2012 to September 2013. From January 2008 to February 2012, he served as Vice President of Worldwide Marketing and from July 2006 to December 2007 as Vice President of Enterprise Solutions Marketing, at BMC Software, Inc., an IT management solutions company. From October 2002 to June 2006, Mr. Greene served as Vice President of Marketing and Professional Services at Active Reasoning, Inc., an IT controls automation software company acquired by Oracle Corporation. Mr. Greene holds a B.A. in Architecture and a B.A. in Computer Science from the University of California, Berkeley.

Raphael Gernez has served as our Senior Vice President, Operations, since February 2015, and our Vice President, Operations since July 2012. From 2010 to 2011, Mr. Gernez served as Vice President, Global Sourcing and Purchasing, with Sun Power Corporation, a manufacturer of solar modules, and from 2008 to 2009, he served as Vice President, Supply Chain, with Plastic Logic, a manufacturer of flat panel and e-reader technology. Previously, Mr. Gernez spent 19 years at Hewlett-Packard where he held various positions, including General Manager of the flat panel global business unit. Mr. Gernez holds an M.S. in Mechanical Engineering (Design and Manufacturing) from Ecole Centrale in Nantes, France.

Efstathios Papaefstathiou has served as our Senior Vice President, Engineering, since August 2014. Prior to joining us, Mr. Papaefstathiou served as Vice President of Product Development - Cloud Technology with F5 Networks, an application delivery controller company from January 2012 through May 2014. Previously, Mr. Papaefstathiou held a number of technical and senior management positions at Microsoft Corporation from August 1999 through December 2011 in the areas of distributed operating systems, data center automation, and robotics, specifically as General Manager from February 2008 through December 2011 and Software Architect from March 2006 through February 2008. Mr. Papaefstathiou holds a Doctor of Philosophy in Computer Science from the University of Warwick, United Kingdom, and a B.Sc. in Computer Science from North College, Greece.

John Ritchie has served as our Senior Vice President, Chief Financial Officer, or CFO, since September 2015. Prior to joining us, Mr. Ritchie served as Chief Financial Officer at Telerik AD, a software development tools company, from April 2013 to January 2015 through its acquisition by Progress Software. Mr. Ritchie previously served as Chief Financial Officer from May 2010 through March 2013 with Ubiquiti Networks, Inc., a networking technology development company. Mr. Ritchie served as Chief Financial Officer with Electronics for Imaging, a digital printing company, from April 2006 through May 2010 and from January 2001 to March 2006 as its Vice President, Finance. Mr. Richie joined Electronics for Imaging through its acquisition of Splash Technology, where he last served as its Chief Financial Officer. Mr. Ritchie currently sits on the Board of Directors of Acacia Communications, an optical interconnect products company, and serves as the chair of its audit committee. Mr. Ritchie holds a B.S. in Business Administration from San Jose State University.

Thomas J. Wilburn has served as our Senior Vice President, Worldwide Field Operations, since April 2015. Prior to joining us, Mr. Wilburn held a number of senior management positions with Cisco Systems, most recently from April 2013 through October 2014, as its Vice President, Global Enterprise Network Sales. He joined Cisco Systems in March 2005 through its acquisition of Airspace, a controller-based wireless LAN company, where he served from June 2004 as its Vice President, Worldwide Sales. Mr. Wilburn also served from December 2000 to June 2004 as Senior Vice President, for the North American Enterprise Business of Alcatel, an IP networking and telephony company. Mr. Wilburn joined Alcatel in March 1999 through its acquisition of Xylan, a switching company, where he served from January 1996 as its Vice President, North American Sales. Mr. Wilburn holds a B.A. in Economics from the College of William and Mary.

Steve Debenham has served as our Vice President, General Counsel and Secretary, since December 2012. Prior to joining us, Mr. Debenham served as Vice President, Corporate Development, General Counsel and Secretary at Silicor Materials Inc., a manufacturer of solar-grade silicon and aluminum products, from August 2010 to December 2012. From September 2009 to December 2012, he provided advisory services and legal counsel to several privately held companies. From September 2003 to September 2009, Mr. Debenham served as Vice President, General Counsel and Secretary at Asyst Technologies, Inc., a semiconductor equipment manufacturer. In April 2009, Asyst Technologies filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Mr. Debenham holds an A.B. in History from Stanford University and a J.D. from the University of California, Hastings College of Law.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Compensation and Compensation Philosophy regarding our Named Executives

We seek to attract and retain talented executives with the skills, motivation and demonstrated leadership we feel is needed for our long-term success. Our executive compensation programs are designed to provide appropriate incentives based on our company’s growth, achievement of corporate objectives as well as individual initiatives, and specific contributions by individual executive officers, closely linking performance with pay. Within this overall philosophy, our compensation committee uses the following objectives when determining the compensation programs, practices and packages offered to our executive officers and in assessing the proper allocation between long-term and short-term incentive compensation and cash and non-cash compensation:

•	to motivate our executive officers to achieve quantitative financial and non-financial objectives and create a meaningful link between achievement of these performance objectives and individual executive compensation;

•	to align the financial interests of our executive officers with those of our stockholders by providing significant equity-based incentives, while considering both stockholder dilution and stock-based compensation expense; and

•	to offer a total compensation package that is comparable to other similarly sized public technology companies to attract and retain top talent.

For our fiscal year 2015, compensation of our executive officers consisted of base salary, incentive awards (including those earned through the executive bonus plan, discussed below) and equity awards. We intend to use this framework for executive compensation in our fiscal year 2016 as well.

Generally, our compensation committee targets base salary, incentive bonus and equity compensation of our executives at a percentile of a peer group of companies with whom the committee determined we compete for key executives. However, our compensation committee does not have a pre-established policy or target for the allocation between long-term and short-term incentive compensation or between cash and non-cash compensation. Instead, the committee considers the balance between rewarding executive officers for achievement of short-term operating objectives while also appropriately motivating them to strive to achieve longer-term goals, such as revenue growth and a path toward sustained profitability. The committee similarly grants equity awards to both be competitive with the job market and to provide appropriate incentives to our executive officers. We also consider the need to offer compensation packages that are comparable to those offered by companies competing with us for executive talent and to assure that we are able to retain our key executives. For our fiscal year 2015, our compensation committee targeted base salary, incentive bonus and equity compensation of our key executives, including our named executive officers, at the 50th percentile of peer companies.

We refer to the individuals who served during our fiscal year 2015 as our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Worldwide Field Operations, as the “named executive officers.” They are:

•	David K. Flynn, our President and Chief Executive Officer (our “CEO”);

•	John Ritchie, our Senior Vice President, Marketing and Chief Financial Officer; and

•	Thomas J. Wilburn, our Senior Vice President, Worldwide Field Operations.

Our compensation committee determines the compensation of our executive officers. Each committee member – its chair, Christopher Schaepe and member Conway “Todd” Rulon-Miller – qualifies under NYSE and SEC requirements, rules and regulations as an “independent” and “non-employee” director,” as well as an

“outside director” under Section 162(m) of the Internal Revenue Code. Mr. Garner similarly qualified under NYSE and SEC requirements, rules and regulations as an “independent” and “non-employee director,” as well as an “outside director” under Section 162(m) of the Internal Revenue Code, prior to his transition as of April 1, 2016 from the compensation committee to our audit committee.

The committee has adopted a written charter which our Board of Directors approved, a copy of which is available in the Corporate Governance section of the Investor Relations page of our website at http//ir.aerohive.com. The compensation committee reviews its charter annually. As provided in the charter, the committee oversees our compensation policies, plans and benefits programs, reviews and approves the compensation of our CEO and other executive officers, and administers our equity compensation and incentive plans.

In carrying out its responsibilities, the committee engages outside consultants and/or consults with our Human Resources department, as it determines to be appropriate. When engaging compensation consultants and advisors, or renewing such engagements, the committee has considered the independence of such consultants, including the following factors:

•	other services the consultant provided to our company;

•	the amount of fees paid by our company to the consultant (including as a percentage of the consultant’s total revenue);

•	the consultant’s policies and procedures to prevent conflicts of interest;

•	business or personal relationship between the consultant and any member of the compensation committee;

•	our stock which the consultant may own; and

•	any business or personal relationship between the consultant and any of our executive officers.

The committee also reviews comparative market data provided by management and by the consultant, as well as experience and knowledge of committee members regarding compensation matters and our general compensation philosophy and goals. The compensation committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. For example, at the invitation of the compensation committee, one or more of the following individuals attended compensation committee meetings during our fiscal year 2015: our CEO, our General Counsel, our Vice President, Human Resources, and/or a representative from Radford, our outside compensation consultant. However, during our fiscal year 2015 our executive officers were not present during, and did not participate in, deliberations or decisions involving their own compensation.

Our compensation committee expects that it will continue to meet at least quarterly during our fiscal year 2016, to grant any equity awards, review our equity award granting plans as recommended by management, to discuss pertinent compensation-related issues as necessary and appropriate, and to review and evaluate annually the compensation of our executive officers.

As part of reviewing the compensation of our executive officers, the committee meets with our CEO to obtain recommendations with respect to executive compensation policies, practices and packages (other than for himself). The compensation committee considers, but is not bound by and does not always accept, his recommendations for the other executive officers.

Role of Compensation Consultant

During our fiscal year 2015, the compensation committee retained Radford as its outside compensation consultant reporting directly to the committee’s chair. As provided in its charter, the compensation committee has the sole authority to hire, oversee and terminate Radford, as well as determine Radford’s terms of engagement. Committee members had direct access to Radford without going through management and during our fiscal year 2015 Radford provided no services to our company other than those it provides to the compensation committee or in conjunction with committee authorizations.

As noted above, applicable NYSE and SEC requirements, rules and regulations identify six independence-related factors against which work of a compensation consultant should be measured to determine whether the consultant is independent and its engagement raises any conflict of interest. In conjunction with its engagement, Radford confirmed for our compensation committee its independence, taking into account these specific factors. Radford attended meetings during 2015 at the committee’s invitation, and their duties included providing relevant market and industry data and analysis, as well as preparing analyses and recommendations for committee meetings. In fulfilling these duties, Radford met variously with our CEO., C.F.O., General Counsel and Vice President, Human Resources. Radford also provided competitive market data to review our executive compensation programs for 2015, identified trends in executive compensation and made recommendations as to appropriate levels of compensation for our fiscal year 2015. Our compensation committee exercised discretion in setting actual compensation levels, but considered Radford’s recommendations and market data.

Radford surveyed technology companies and their published pay practices (as well as unpublished data available to Radford) for employees with experience and education levels similar to our employees, with particular focus on companies based in the San Francisco Bay Area/Silicon Valley where our headquarters are located. The peer group companies Radford considered and reflected in its 2015 analyses and compensation recommendations to the compensation committee included:

8x8	E2open	Marin Software	BroadSoft	Infoblox	RingCentral
A10 Networks	Gigamon	MobileIron	CalAmp	Jive Software	Silver Spring Networks
Boingo Wireless	Imperva	Qualys	Sonus Networks	SPS Commerce	Vocera Communications

In late 2015, Radford revised its recommended peer group companies, as follows, which the compensation committee adopted as the competitive benchmark for executive compensation setting in 2016:

8x8	Control4	Marin Software	BroadSoft	Infoblox	RingCentral
A10 Networks	Gigamon	MobileIron	CalAmp	Jive Software	Silver Spring Networks
Boingo Wireless	Vocera Communications	Qualys	Sonus Networks	SPS Commerce	Ruckus
Model N	Digi International	Five9	Yodlee

Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, during fiscal years ended December 31, 2014 and 2015, respectively, for each of our current named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation	Total ($)
David K. Flynn President and Chief Executive Officer	2014 2015	300,000 315,000	(4)	12,000 —	(1)	1,000,800 643,500	(2) (5)	1,963,335	(6)	164,245 294,710	(3) (7)	— —	1,477,045 3,216,545
John Ritchie Senior Vice President, Chief Financial Officer(8)	2015	106,212		—		791,700	(5)	510,545	(6)	52,430	(7)	—	1,460,887
Thomas J. Wilburn	2015	221,731		—		1,540,700	(5)	—		292,138	(7)	—	2,054,569
Senior Vice President, Worldwide Field Operations(9)

(1)	The amounts in the “Bonus” column represent discretionary bonuses approved by the compensation committee and paid in recognition of our successful IPO in March 2014.
(2)	The amounts in the “Stock Awards” column represent the aggregate fair market value of RSU awards granted in the fiscal year ended December 31, 2014 and calculated in accordance with ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 7 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column represent the shares of our common stock underlying the RSU awards which shall vest in equal quarterly installments over two years commencing on September 17, 2014, subject to continued service through each relevant vesting date.
(3)	The amount represents payments earned in 2014 on the achievement of performance objectives, as discussed under the section titled “Bonus and Non-Equity Incentive Plan Compensation.”
(4)	Mr. Flynn’s base salary was adjusted from $300,000 to $320,000, effective April 1, 2015.
(5)	The amounts in the “Stock Awards” column represent the aggregate fair market value of RSU awards granted in the fiscal year ended December 31, 2015 and calculated in accordance with ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 8 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column represent the shares of our common stock underlying the RSU awards, which shall vest in equal quarterly installments over four years commencing on the applicable vesting commencement date, subject to continued service through each relevant vesting date.
(6)	The amounts in the ‘‘Option Awards’’ column reflect the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 8 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(7)	The amount represents payments earned in 2015 on the achievement of performance objectives, as discussed under the section titled “Bonus and Non-Equity Incentive Plan Compensation.”
(8)	Mr. Ritchie joined the company as our Senior Vice President, Chief Financial Officer, effective September 1, 2015, and received a pro-rated base salary representing $315,000 on an annualized basis.
(9)	Mr. Wilburn joined the company as our Senior Vice President, Worldwide Field Operations, effective April 6, 2015, and received a pro-rated base salary representing $300,000 on an annualized basis.

Employment Agreements for Named Executive Officers

David K. Flynn

We entered into an offer letter with Mr. Flynn dated January 16, 2007. For our fiscal year 2015, Mr. Flynn’s annual base salary was adjusted effective April 1, 2015 from $300,000 to $320,000, and for the year he received an incentive bonus payment of $294,710 against a target payment of $315,000. In 2015, we awarded Mr. Flynn a restricted stock unit award representing the contingent right to receive 90,000 shares of our common stock, and an option award representing 550,000 shares of our common stock. Vesting under the RSU award is in equal quarterly installments, with the first quarterly installment to occur as of September 1, 2015 and the last to occur as of June 1, 2019. Vesting under the option award is in equal monthly installments, with the first monthly installment to occur as of July 1, 2015 and the last to occur as of June 1, 2019.

Currently, Mr. Flynn is entitled to receive $340,000 in annual base salary. For our fiscal year 2016, Mr. Flynn is eligible to receive an incentive bonus with a target value of $380,800. 64 percent of this target value is in the form of a performance-based RSU award and 36 percent in the form of an annual incentive cash payment. The shares subject to Mr. Flynn’s performance-based RSU award will vest at March 1, 2017, with the number of shares vesting depending on our achievement of revenue during 2016 against our annual operating targets, as determined in the 2016 annual operating plan approved by our Board. If we fail to achieve at least 85 percent of the revenue target for 2016, then Mr. Flynn will not receive any vesting under the performance-based RSU award. The incentive cash payment will similarly be based on our achievement of revenue and corporate bookings during 2016 against our annual operating targets, as determined in the 2016 annual operating plan approved by our Board. If we fail to achieve at least 85 percent of the revenue target for 2016, then Mr. Flynn will not receive the incentive cash payment in any amount.

We granted Mr. Flynn’s stock awards under our 2014 Plan.

Mr. Flynn is also eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Certain vesting acceleration provisions are set forth in Mr. Flynn’s Separation and Change in Control Severance Agreement, as described further below.

John Ritchie

We entered into an offer letter with Mr. Ritchie dated August 10, 2015. For our fiscal year 2015, Mr. Ritchie’s annual base salary was $315,000 and he received incentive bonus payments of $52,430, against target payments of $52,923. In 2015, we awarded Mr. Ritchie a restricted stock unit award representing the contingent right to receive 130,000 shares of our common stock, and an option award representing 185,000 shares of our common stock. 25 percent of the shares subject to each of the RSU awards and option awards vest as of September 1, 2016 and the remaining shares vest thereafter through September 1, 2019, in equal quarterly installments with respect to the RSU award and equal monthly installments with respect to the option award.

Currently, Mr. Ritchie is entitled to receive $330,000 in annual base salary. For our fiscal year 2016, Mr. Ritchie is eligible to receive an incentive bonus with a target value of $184,800. 64 percent of this target value is in the form of a performance-based RSU award and 36 percent in the form of quarterly incentive cash payments. The shares subject to Mr. Richie’s performance-based RSU award will vest at March 1, 2017, with the number of shares vesting depending on our achievement of revenue during 2016 against our annual operating targets, as determined in the 2016 annual operating plan approved by our Board. If we fail to achieve at least 85 percent of the revenue target for 2016, then Mr. Ritchie will not receive any vesting under the performance-based RSU award. The incentive cash payment will be paid quarterly, in arrears, based on Mr. Ritchie’s achievement during the quarter of individual performance objectives determined by our CEO.

We granted Mr. Ritchie’s stock awards under our 2014 Plan.

Mr. Ritchie is also eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Certain vesting acceleration provisions are set forth in Mr. Ritchie’s Separation and Change in Control Severance Agreement, as described further below.

Thomas J. Wilburn

We entered into an offer letter with Mr. Wilburn dated March 30, 2015. For our fiscal year 2015, Mr. Wilburn’s annual base salary was $300,000 and he received incentive bonus payments of $64,630, against target payments of $73,611. Mr. Wilburn also participated in a commission-based compensation program, where he received payments of $227,508 for 2015 against a target of $220,879. In 2015, we awarded Mr. Wilburn an RSU award representing the contingent right to receive 310,000 shares of our common stock. 25 percent of the shares subject to the RSU award vested as of March 1, 2016 and the remaining shares vest thereafter through March 1, 2019, in equal quarterly installments.

Currently, Mr. Wilburn is entitled to receive $300,000 in annual base salary. For our fiscal year 2016, Mr. Wilburn is eligible to receive commission-based bonus payments a target aggregate value of $300,000, which will be paid quarterly, in arrears, depending on our achievement of corporate bookings during 2016 against our quarterly operating targets, as determined in the 2016 annual operating plan approved by our Board. To the extent we exceed 100 percent of the bookings target for a particular quarter, the commission-based bonus payment to Mr. Wilburn for that quarter will be increased by a 3x factor.

We granted Mr. Wilburn’s stock award under our 2014 Plan.

Mr. Wilburn is also eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

Certain vesting acceleration provisions are set forth in Mr. Wilburn’s Separation and Change in Control Severance Agreement, as described further below.

Change of Control and Severance Agreements for Named Executive Officers

We previously entered into Separation and Change in Control Severance Agreements, or the “Severance Agreements,” with Messrs. Flynn, Ritchie and Wilburn. The Severance Agreements supersede any prior severance arrangements relating to acceleration of stock options, including as described in respective offer letters. The Severance Agreement for Mr. Flynn became effective on October 1, 2013, for Mr. Wilburn on March 30, 2015 and for Mr. Ritchie on August 31, 2015. The term of the agreements with Messrs. Flynn and Wilburn is December 31, 2016, and August 31, 2017 for Mr. Ritchie. However, in each case the term will automatically be extended thereafter for successive one-year periods (unless at least 90 days prior to expiration of the then-current term, either party to the agreement provides written notice to the other of non-renewal). The term under each agreement is also further extended automatically for one year following a Change in Control (as defined below) or, if severance benefits are triggered under the Severance Agreement, the Severance Agreement will remain effective until all obligations have been satisfied under the Severance Agreement.

Each Severance Agreement provides that if (x) we terminate the employee’s employment with us without Cause (as defined below) and not due to the employee’s death or disability, or (y) with respect to Mr. Flynn, if Mr. Flynn terminates his employment for Good Reason (as defined below), and in each case, the termination does not occur during the period beginning 30 days prior to and ending 12 months following a Change in Control, the employee will receive the following severance: (i) a lump sum cash payment equal to nine months

(in the case of Messrs. Flynn and Ritchie) or six months (in the case of Mr. Wilburn) of the employee’s base salary then in-effect, and (ii) reimbursements for continuing payments of COBRA continuation coverage for a period of up to nine months (in the case of Messrs. Flynn and Ritchie) or six months (in the case of Mr. Wilburn), provided that such reimbursements will be made in taxable payments at twice such amounts if applicable law limits our ability to provide reimbursements to the employee. In order to receive the severance, the employee must first sign and not revoke a release of claims in our favor.

Each Severance Agreement further provides that if (x) we terminate the employee’s employment with us without Cause and not due to the employee’s death or disability, or (y) the employee terminates his employment for Good Reason, and in each case the termination occurs during the period beginning 30 days prior to and ending 12 months following a Change in Control, then in lieu of the severance benefits described above, the employee will receive the following severance: (i) a lump sum severance payment equal to 12 months (in the case of Messrs. Flynn and Ritchie) or nine months (in the case of Mr. Wilburn) of the employee’s base salary in-effect immediately prior to the Change in Control or employment termination, whichever is greater, plus an amount equal to 100 percent (in the case of Messrs. Flynn and Ritchie) or 75 percent (in the case of Mr. Wilburn) of the greater of (a) the employee’s most recent actual bonus or (b) the employee’s then-target annual bonus, (ii) a lump sum severance payment equal to 100 percent (in the case of Messrs. Flynn and Ritchie) or 75 percent (in the case of Mr. Wilburn) of the greater of (a) the employee’s most recent actual annual bonus or (b) the employee’s then-target annual bonus, in each case prorated for partial year of service for the year in which the employment termination occurs, (iii) reimbursements for continuing payments of COBRA continuation coverage for a period of up to 12 months (in the case of Messrs. Flynn and Ritchie) or nine months (in the case of Mr. Wilburn), provided that such reimbursements will be made in taxable payments at twice such amounts if applicable law limits our ability to provide reimbursements to the employee, (iv) 100 percent vesting of any equity awards outstanding as of the date of employment termination, with any performance-based awards deemed achieved at 100 percent of the applicable target levels, and (iv) stock options and stock appreciation rights outstanding as of the employment termination date will have a post-termination exercisability period that ends on the later of (a) the date 12 months following the employment termination date, or (b) the date 90 days following the lapse of any underwriter lock-up period or insider trading black-out period in effect on the employment termination date, provided that no award may be exercised after expiration of the award’s maximum term.

Each Severance Agreement provides that in order to receive the foregoing severance and benefits, the employee must first sign and not revoke a release of claims in our favor. Each Severance Agreement also provides that if the severance benefits provided in the Severance Agreement or otherwise payable to the employee would constitute “parachute payments” that would subject the employee to any excise tax under the golden parachute rules under the Internal Revenue Code, the severance benefits will either be delivered in full or delivered to a lesser extent so as not to be subject to the excise tax, whichever of the foregoing amounts would provide the employee the greater amount of severance benefits on an after-tax basis.

As defined in the Severance Agreements, “Cause” generally means (i) engaging in misconduct that is demonstrably and materially injurious to us, or the commission of any act of fraud, misappropriation, or any other intentional, wrongful or unlawful act by the employee, including, without limitation, any intentional, wrongful or unlawful act of deceit, dishonesty, insubordination or other acts of moral turpitude, in connection with the employee’s employment with us; (ii) the employee’s conviction of, or plea of guilty or no contest to, a crime involving moral turpitude, or any felony (whether or not subject to an appeal); (iii) an intentional, wrongful or unlawful breach by the employee of any fiduciary duty which the employee owes to us; (iv) commission of any acts of gross negligence or willful misconduct in connection with the employee’s employment with us; (v) willful or continued breach of a fiduciary duty or other duty or obligation under our then-existing code of business conduct; (vi) violation of a federal or state law or regulation applicable to our business, which violation has or is likely to be injurious to us in the reasonable determination of our Board; (vii) any act of personal dishonesty taken by the employee in connection with the employee’s responsibilities as an employee which results in the employee’s substantial personal enrichment, (viii) the employee’s criminal charge of a felony which our Board reasonably determines has had or will have a material detrimental effect on our reputation or business; or (ix) a willful act by the employee that constitutes (A) a material breach of a material provision of any agreement between the employee and us, including the Severance Agreement or accompanying agreements, or (B) the employee’s willful or continued failure to perform the employee’s duties or obligations as an employee, or (C) a material failure by the employee to comply with our written policies or rules of employment in good standing, in each case under this clause if such breach or failure has not been or, in the determination of our Board, cannot be cured within 30 days after written notification to the employee of such breach or failure.

As defined in the Severance Agreements, “Change in Control” generally means the occurrence of any of the following events: (i) a change in the ownership of our company, which will be deemed to occur on the date that any one person, or more than one person acting as a group, a Person, acquires ownership of our stock that, together with the stock held by such Person, constitutes more than 50 percent of the total voting power of our stock; provided that a Change in Control will not include any transaction or series of related transactions principally for bona fide equity or project financing purposes in which cash we receive or any successor receives, or of our indebtedness is cancelled or converted or a combination thereof occurs; or (ii) if we have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of our company, which will be deemed to occur on the date that a majority of members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of the appointment or election (for purposes of this clause (ii), if any Person is considered to be in effective control of our company, the acquisition of additional control of our company by the same Person will not be considered a Change in Control); or (iii) a change in the ownership, or transfer by exclusive license, of a substantial portion of our company’s assets, or change in the ownership, or transfer by exclusive license, of all or substantially all of the assets of a subsidiary of ours, which if held directly by our company would constitute all or substantially all of our company’s assets, which will be deemed to occur on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from our company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of our company immediately prior to such acquisition or acquisitions. Persons will be considered to be acting as a group if they are owners of a corporation or investment entity or partnership that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with us. However, a transaction will not be a Change in Control unless the transaction qualifies as a change in control event within the meaning of Internal Revenue Code Section 409A, or if (a) its sole purpose is to change the jurisdiction of our incorporation, or (b) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction.

As defined in the Severance Agreements, “Good Reason” generally means the employee’s voluntary termination of employment with us within 90 days following the expiration of any cure period available to us, following one or more of the following occurring without the employee’s prior written consent: (i) a material reduction of the employee’s duties, authority, or responsibilities, relative to his duties, authority, or responsibilities as in effect immediately prior to such reduction, provided, that if, with respect to Messrs. Flynn and Wilburn, following a Change in Control the employee remains in the same function in a division or subsidiary of the acquiror comprising substantially all of our business, that will not in itself constitute Good Reason; (ii) a material reduction by us in the employee’s base salary, as in effect immediately prior to such reduction, other than as agreed to by the employee in writing or in connection with a similar reduction for all our similarly situated executives; (iii) a material reduction by us in the employee’s annual target bonus as a percentage of the employee’s base salary, as in effect immediately prior to such reduction, other than in connection with a similar reduction for all our similarly-situated executives; (iv) relocation of the employee’s principal place of work to a location that is more than 30 miles from the employee’s principal place of work immediately prior to such relocation; or (v) our failure to obtain assumption of the Severance Agreement by any successor. However, in order to resign for Good Reason, the employee is required first to provide us with written notice within 90 days of becoming aware of the initial existence of the condition that he believes constitutes Good Reason and within two years of the initial existence of such condition, specifically identifying the acts or omissions constituting the grounds for Good Reason and providing to us a reasonable cure period of not less than 30 days following the date of such written notice, during which such grounds must not have been cured.

Death and Disability

We offer certain benefits to our employees in instances of employment termination due to their disability, or to their survivors in instances of their death. These benefits are similarly available to Messrs. Flynn, Ritchie and Wilburn, as well as to our other executives, in conjunction with their regular employment. For example, where an employee’s employment with us is terminated due to death or permanent disability, the employee’s then-outstanding equity awards are automatically deemed to have vested in full as of such termination date. Subject to the original term of any such award, the employee or his or her estate would have 12 months to exercise rights under such option awards. We also provide life insurance equal to 2x the employee’s then annualized base salary (subject to a $400,000 maximum coverage amount). Employees are able to purchase additional coverages for themselves and family members, with access to group coverage rates.

Pension Benefits

We do not offer pension benefits to our named executive officers.

Nonqualified Deferred Compensation

We do not offer non-qualified deferred compensation to our named executive officers.

Bonus and Non-Equity Incentive Plan Compensation

Each of our named executive officers was eligible to receive cash incentive-based compensation during fiscal year 2015, on an annual basis with respect to Mr. Flynn and on a quarterly basis for Messrs. Ritchie and Wilburn.

Under our executive incentive bonus plan for fiscal year 2015, Mr. Flynn’s target cash incentive was based 100 percent on our achievement of corporate performance criteria for the full year. For Messrs. Ritchie and Wilburn, the target cash incentive each quarter was based on a combination of quarterly individual and corporate performance criteria, with individual performance criteria with respect to each quarter weighted at 40 percent and the corporate performance criteria weighted at 60 percent. Mr. Flynn assessed for each quarter during fiscal year 2015 the individual performance of Messrs. Ritchie and Wilburn against their respective individual performance criteria for the quarter. For the year, the corporate performance criteria consisted solely of our achievement of revenue and corporate bookings. Each quarterly corporate target was set at the operating revenue or bookings target for the quarter, as determined in the 2015 annual operating plan approved by our Board.

Where, for the particular period (annually, in the case of Mr. Flynn, and quarterly, in the case of Messrs. Ritchie and Wilburn), our performance against target bookings was less than 100 percent, then our performance in that period against target revenue would determine the corporate performance component of the incentive cash payment. To the extent we exceeded 100 percent of the bookings target for a particular quarter (or annually, in the case of Mr. Flynn), the payment representing our achievement of the corporate performance component was increased by a 3x factor. If we failed to achieve at least 85 percent of the revenue target for a particular quarter no cash incentive payment would be paid to the named executive officer in such quarter with respect to the corporate performance criteria; however, the executive could still receive a cash incentive for the quarter if individual performance goals were achieved. If we failed to achieve at least 85 percent of the revenue target for the year, then no cash incentive payment would be paid to Mr. Flynn.

With respect to our performance against the target revenue and bookings objectives for each of the quarters (and annually, in the case of Mr. Flynn) in fiscal year 2015, the cash incentive payment was payable as follows:

Target Bookings/Revenue	Percent of the Corporate Performance Component That Becomes Payable
Achievement less than 15 percent below the targeted amount	0%
Achievement below the targeted amount but not less than 15 percent below the targeted amount	100% minus the percent of revenue below the targeted amount (i.e., 100% - underachievement %))
Achievement at the targeted amount	100%
Achievement above the targeted amount	100% plus 3 times the percent of bookings above the targeted amount (i.e., 100% + 3* (overachievement %))

The following table sets forth the target amounts and actual amounts of each named executive officer’s cash incentive compensation for our fiscal year 2015:

Name	Target Incentive Amount ($)	Actual Incentive Amount ($)
Mr. Flynn	$315,000	$294,710
Mr. Ritchie*	$52,923	$52,430
Mr. Wilburn*	$73,611	$64,630

*	Mr. Richie commenced employment with us in September 2015 and Mr. Wilburn in April 2015. Their respective quarterly target cash incentive payments were prorated during the quarter in which they commenced employment with us.

In addition to the foregoing, Mr. Wilburn participated in a commission-based compensation program, where he was eligible to receive on a quarterly basis during 2015 commission-based bonus payments based on our corporate bookings achievement during that quarter relative to the operating target for the quarter, as determined in the 2015 annual operating plan approved by our Board. To the extent we exceeded 100 percent of the bookings target for a particular quarter, the payment to Mr. Wilburn for that quarter was increased by a 3x factor. For 2015, we paid Mr. Wilburn an additional $227,508 under this bookings-based commission program, against a total target payment of $220,879.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2015.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares of Units of Stock that have not Vested ($)(1)
David K. Flynn	06/09/2010	200,000	(2)	—		0.70	06/09/2020	—		—
	02/24/2011	128,000	(3)	—		0.70	02/24/2021	—		—
	05/04/2012	280,000	(4)	—		2.05	05/04/2022	—		—
	06/11/2013	120,000	(5)	—		6.00	06/11/2023	—		—
	10/07/2013	—		200,000	(6)	9.58	10/07/2023	—		—
	06/01/2015	68,749	(7)	481,251	(7)	7.15	06/01/2025	—		—
	09/17/2014	—		—		—	—	45,000	(8)	229,950
	06/01/2015	—		—		—	—	78,750	(9)	402,413
John Ritchie	09/01/2015	—		185,000	(10)	6.09	09/01/2025	—		—
	09/01/2015	—		—		—	—	130,000	(11)	664,300
Tom Wilburn	04/15/2015	—		—		—	—	310,000	(12)	1,584,100

(1)	This amount reflects the fair market value of our common stock of $5.11 per share as of December 31, 2015, multiplied by the number shown in the column for the Number of Shares or Units of Stock that have Not Vested.
(2)	The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vested on June 9, 2011, the one-year anniversary of the vesting commencement date, and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(3)	The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vested on February 3, 2012, the one-year anniversary of the vesting commencement date, and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(4)	The option is subject to an early exercise provision and is immediately exercisable. One-fifth of the shares subject to the option vested on May 4, 2013, the one-year anniversary of the vesting commencement date, and one-sixtieth of the shares vest monthly thereafter, subject to continued service through each such date.
(5)	The option is subject to an early exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vested on April 18, 2014, the one-year anniversary of the vesting commencement date, and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(6)	One-half of the shares subject to the option vested on March 28, 2016, the two-year anniversary of the vesting commencement date, and one forty-eighth of the shares vest monthly installments thereafter, subject to continued service through each such date.
(7)	One forty-eighth of the shares subject to the option vested on July 1, 2015, and one forty-eighth of the shares vest monthly thereafter subject to continued service through each such date.
(8)	The numbers in this column represent the shares of common stock underlying the RSU awards which vest in equal quarterly installments over two years commencing on September 17, 2014, subject to continued service through each such date
(9)	The numbers in this column represent the shares of common stock underlying the RSU awards which vest in equal quarterly installments over four years commencing on June 1, 2015, subject to continued service through each such date.

(10)	One-fourth of the shares subject to the option vest on September 1, 2017, the one-year anniversary of the vesting commencement date, and one forty-eighth of the shares vest monthly thereafter, subject to continued service through each such date.
(11)	One-fourth of the shares will vest as of September 1, 2016 and the remaining shares will vest ratably in twelve equal quarterly installments, subject to continued service through each such date.
(12)	One-fourth of the shares will vest as of March 1, 2016 and the remaining shares will vest ratably in twelve equal quarterly installments, subject to continued service through each such date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1))
Equity compensation plans approved by stockholders	10,567,227	(2)	$1.87	(3)	6,822,053	(4)
Equity compensation plans not approved by stockholders	0		0		0

Total	10,567,227		$1.87		6,822,053

(1)	Includes the 2006 Plan, the 2014 Plan and the ESPP.
(2)	This number represents 4,742,881 shares outstanding under the 2006 Plan, 1,791,642 shares outstanding under the 2014 Plan, and 4,032,704 shares subject to restricted stock unit awards that will entitle the holders to one share of our common stock for each such unit that vests over the holder’s period of continued service. It excludes zero shares outstanding under the ESPP.
(3)	The weighted-average exercise price is calculated without taking into account 4,032,704 shares of our common stock subject to restricted stock unit awards, which have no exercise price.
(4)	As of December 31, 2015, we had 5,017,384 total shares of common stock reserved and available for grant under the 2014 Plan, and 1,804,669 total shares of common stock reserved for issuance under the ESPP. On the first day of each fiscal year beginning January 1, 2016 through January 1, 2024, the number of shares of common stock reserved for issuance under the 2014 Plan may increase by an amount equal to the lesser of (i) 4,000,000 Shares, (ii) 5% of our outstanding shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the board of directors. Under the ESPP, on the first day of each of fiscal years 2016 and 2017, the number of shares of common stock reserved and available for issuance may increase in an amount equal to the lesser of (i) 1,000,000 Shares, (ii) 2% of our outstanding shares on the first day of the applicable fiscal year, or (iii) such number of shares determined by the board of directors. Beginning fiscal year 2018 through fiscal year 2023, the number of shares of common stock reserved for issuance may increase under the ESPP in an amount equal to the lesser of (i) 1,000,000 shares, (ii) 1% of our outstanding shares on the first day of the applicable fiscal year, or (iii) such number of shares determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 28, 2016 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than five percent of our common stock.

We have determined beneficial ownership in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 49,422,162 shares of common stock outstanding at March 28, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable by or before May 27, 2016 (60 days after March 28, 2016). However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aerohive Networks, Inc., 330 Gibraltar Drive, Sunnyvale, CA 94089.

Name of Beneficial Owner+	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Executive Officers, including Our Named Executive Officers:
David K. Flynn (1)	2,303,633	4.66%
John Ritchie	—	*
Thomas Wilburn (2)	60,693	*
Remo Canessa (3)	86,192	*
Krishna ‘Kittu’ Kolluri (4)	4,715,169	9.54%
Changming Liu (5)	1,827,484	3.70%
Frank J. Marshall (6)	297,964	*
Conway “Todd” Rulon-Miller (7)	229,602	*
John Gordon Payne (8)	59,543	*
Christopher J. Schaepe (9)	7,428,597	15.03%
Curtis E. Garner	—	*
All current directors and executive officers as a group (15 persons)	17,880,406	36.18%
5% Stockholders:
KPCB Holdings, Inc. (10)	2,464,071	4.99%
Lightspeed Venture Partners VII, L.P. (11)	7,376,825	14.93%
New Enterprise Associates 13, L.P. (12)	4,673,589	9.46%
Northern Light Venture Capital, Ltd. (13)	7,881,382	15.95%
Discovery Group I, LLC (14)	3,396,146	6.87%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
+	Certain options to purchase shares of our common stock included in this table are early exercisable and, to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by us.
(1)	Consists of: (i) 1,305,427 shares held by Mr. Flynn; (ii) 40,000 David and Pamela Flynn co-ttees Flynn Living Trust dtd 07/22/99; and (iii) 958,206 shares subject to an option exercisable within 60 days after March 28, 2016, of which 874,706 are fully vested.
(2)	Consists of: (i) 60,693 shares held by Mr. Wilburn.
(3)	Consists of: (i) 18,285 shares held by Mr. Canessa; (ii) 44,612 shares subject to an option exercisable within 60 days after March 28, 2016; of which 44,612 are fully vested; and (iii) 23,295 shares of common stock underlying RSU awards subject to further vesting within 60 days after March 28, 2016.
(4)	Consists of: (i) 18,285 shares held by Mr. Kolluri; (ii) 23,295 shares of common stock underlying RSU awards subject to further vesting within 60 days after March 28, 2016; and (iii) 4,673,589 shares listed in footnote 16, below. Mr. Kolluri, one of our directors, has no voting or dispositive power with respect to the shares directly held by NEA Ventures 2011, L.P., listed in footnote (NEA), below.
(5)	Consists of: (i) 128,086 shares held by Mr. Liu; (ii) 1,162,400 shares held the Liu-Wei Trust created March 27, 2000, for which Mr. Liu serves as a trustee; (iii) 400,000 shares held by the Liu/Wei 2012 Irrevocable Descendants’ Trust dated December 19, 2012, for which Mr. Liu’s spouse serves as trustee; and (iv) 136,998 shares subject to an option exercisable within 60 days after March 28, 2016, of which 136,998 are fully vested.
(6)	Consists of: (i) 162,285 shares held by Mr. Marshall; (ii) 23,295 shares of common stock underlying RSU awards subject to further vesting within 60 days after March 28, 2016; and (iii) 112,384 shares held by Big Basin Partners LP, for which Mr. Marshall serves as a General Partner.
(7)	Consists of: (i) 166,307 shares held by Rulon-Miller; (ii) 40,000 shares subject to an option exercisable within 60 days after March 28, 2016, of which 36,666 are fully vested; and (ii) 23,295 shares of common stock underlying RSU awards subject to further vesting within 60 days after March 28, 2016.
(8)	Consists of: (i) 36,248 shares subject to an option exercisable by Mr. Payne within 60 days after March 28, 2016, of which 36,248 are fully vested; and (ii) 23,295 shares of common stock underlying RSU awards subject to further vesting within 60 days after March 28, 2016.
(9)	Consists of: (i) 18,285 shares held by Mr. Schaepe; (ii) 23,295 shares of common stock underlying RSU awards subject to further vesting within 60 days after March 28, 2016; and (iii) 7,387,017 shares listed in footnote 17, below, which are held by entities affiliated with Lightspeed Venture Partners VII. Mr. Schaepe, one of our directors, shares voting and investment power with respect to the shares held by these entities.
(10)	According to a Schedule 13G filed on February 16, 2016, 2,464,071 shares of common stock are beneficially owned by Kleiner Perkins Caufield & Byers XII, LLC, or KPCB XII, and 32,276 shares of common stock are beneficially owned by KPCB XII Founders Fund, LLC, or KPCB XII FF. The managing member of KPCB XII and KPCB XII FF is KPCB XII Associates, LLC, or KPCB XII Associates exercises the sole voting and dispositive control over the shares directly held by KPCB XII and KPCB XII FF. The principal business address for these entities affiliated with KPCB XII Associates is 2750 Sand Hill Road, Menlo Park, California 94025.
(11)	According to a Schedule 13G filed on February 16, 2016, 7,376,825 shares of common stock are beneficially owned by Lightspeed Venture Partners VII, L.P., or Lightspeed VII, and 10,192 shares of common stock are beneficially owned by Lightspeed Venture Partners VIII, L.P., or Lightspeed VII (Lightspeed VII and Lightspeed VIII together, Lightspeed). Lightspeed General Partner VII, L.P., or Lightspeed GP VII, is the sole general partner of Lightspeed VII. Lightspeed Ultimate General Partner VII, Ltd., or Lightspeed UGP VII, is the sole general partner of Lightspeed GP VII. Lightspeed General Partner VIII, L.P., or Lightspeed GP VIII, is the sole general partner of Lightspeed VIII. Lightspeed Ultimate General Partner VIII, Ltd., or Lightspeed UGP VIII, is the sole general partner of Lightspeed GP VIII. Barry Eggers, Ravi Mhatre, Peter Nieh, and Christopher Schaepe, a member of our Board, as the managing directors of Lightspeed UGP VII and Lightspeed UGP VIII share voting and dispositive power with respect to the shares held by Lightspeed. The address for these entities is 2200 Sand Hill Road, Menlo Park, California 94025.

(12)	According to a Schedule 13G filed on February 5, 2016, 4,673,589 shares of common stock are beneficially owned by New Enterprise Associates 13, L.P., or NEA 13. NEA Partners 13, L.P., or NEA Partners 13, is the sole general partner of NEA 13. NEA 13 GP, LTD, or NEA 13 GP, is the sole general partner of NEA Partners 13. M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna S. Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Wellerare the individual directors of NEA 13 GP and share voting and dispositive power with regard to the shares held by NEA 13. The address for each of these entities is 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815.
(13)	According to a Schedule 13G filed on February 5, 2015, 5,928,379 shares of common stock are beneficially owned Northern Light Venture Fund, L.P., or NLVF I. 1,302,003 shares of common stock are beneficially owned by Northern Light Strategic Fund, L.P., or NLSF I. 651,000 shares of common stock are beneficially owned by Northern Light Partners Fund, L.P., or NLPF I. Northern Light Partners, L.P., or DGP, is the general partner of each of NLVF I, NLSF I and NLPF I. Northern Light Venture Capital, Ltd., or UGP, is the general partner of DP and has the sole voting and dispositive power with regard to the shares held by NLVF, NLSF and NLPF. Feng Deng, a member of our Board, Yan Ke and Jeffrey Lee, as the directors of UGP, share voting and dispositive power with regard to the shares held by NLVF, NLSF and NLPF. The principal business address for these entities affiliated with Northern Light Venture Capital, Suite 1720, 17/F Hutchison House, 10 Harcourt Road, Central, Hong Kong.
(14)	According to a Schedule 13D/A filed on August 7, 2015, Discovery Equity Partners, L.P., Discovery Group I, LLC, Mr. Daniel J. Donoghue and Mr. Michael R. Murphy beneficially own and have shared voting and dispositive power over 3,396,146 shares of our common stock. Discovery Group I is the sole general partner of Discovery Equity Partners, L.P. Messrs. Donoghue and Murphy are the sole managing members of Discovery Group I. The address for each of these individuals and entities is 300 South Wacker Drive, Suite 600, Chicago, Illinois 60606.

RELATED-PERSON TRANSACTIONS

Other than the compensation arrangements and indemnification arrangements with our director and executive officer discussed above in the sections titled “Board of Directors and Corporate Governance” and “Executive Compensation,” and summarized below, there were no transactions since January 1, 2015, and currently proposed transactions in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

In addition, there has not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered into employment and consulting arrangements with certain of our current and former executive officers.

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Severance and Separation Agreements

Our executive officers are entitled to certain severance benefits. See “Change of Control and Severance Agreements for Named Executive Officers.”

Equity Incentive Grants to Executive Officers and Directors

Since January 1, 2015, we granted stock options and RSU awards to our executive officers, stock options to one of our current non-employee directors and RSU awards to seven of our current non-employee directors. See the sections entitled “Executive Compensation” and “Director Compensation” above.

Policies and Procedures for Related-Person Transactions

The audit committee of our Board has the primary responsibility for reviewing and approving transactions with related parties.

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than five percent of any class of our common stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a five percent or greater beneficial ownership interest, is not permitted to enter into a related-party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than five percent of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. We believe that, during 2015, our executive officers and directors, and persons who own more than 10 percent of our common stock complied with all Section 16(a) filing requirements.

Available Information

Our financial statements for our fiscal year ended December 31, 2015, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at http//ir.aerohive.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Aerohive Networks, Inc., Attention: Investor Relations, 330 Gibraltar Drive, Sunnyvale, California 94089.

Company Website

We maintain a website at www.aerohive.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*        *        *

The Board of Directors does not know of any other matters to be presented at the 2016 Annual Meeting. If any additional matters are properly presented at the 2016 Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the 2016 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 1, 2016

AEROHIVE NETWORKS, INC. 330 GIBRALTAR DRIVE SUNNYVALE, CA 94089

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E06566-P77036 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AEROHIVE NETWORKS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Frank J. Marshall
02) Conway ‘Todd’ Rulon-Miller

The Board of Directors recommends you vote FOR proposal 2.						For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E06567-P77036

AEROHIVE NETWORKS, INC.

Annual Meeting of Stockholders

May 18, 2016, 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steve Debenham and John Ritchie, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEROHIVE NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on May 18, 2016, at 1213 Innsbruck Drive, Sunnyvale, California 94089, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side